Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 19, 2014, by and among Great American Group, Inc., a Delaware corporation (the “Company”), and each purchaser listed on Annex A hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

Recitals

A.           The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.           Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that number of shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, determined as set forth in Section 2.1(a) below (which aggregate number of shares for all Purchasers together shall be collectively referred to herein as the “Shares” or the “Securities”).

C.           On the Closing Date (as defined below), the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

D.           As of the date of this Agreement, the Company, each of the BRC Companies (as defined below) and certain other parties are executing and delivering an acquisition agreement, substantially in the form attached hereto as Exhibit B (the “BRC Acquisition Agreement”), pursuant to which each of the BRC Companies shall, by way of one or more mergers or membership interest acquisitions, become the wholly owned subsidiary of the Company (such transactions, collectively, the “BRC Acquisition”).

E.           As of the date of this Agreement, the Company and each of the Founders (as defined below) are executing and delivering a letter agreement for the satisfaction and discharge of credit documents, substantially in the form attached hereto as Exhibit C (collectively, the “Founder Repayment Agreements”), pursuant to which the Company shall repay in full certain indebtedness owed to the Founders as specified in the Founder Repayment Agreements (such indebtedness, the “Founder Indebtedness”).

Now, Therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

Article 1

DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the following meanings:

“Action” means any action, suit, proceeding (including any partial proceeding such as a deposition) or governmental investigation pending or, to the Company’s Knowledge, threatened in writing against the Company or any of its properties or any officer or director of the Company as of the date hereof acting in his or her capacity as an officer or director of the Company.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“BRC Acquisition” has the meaning set forth in the Recitals.

“BRC Acquisition Agreement” has the meaning set forth in the Recitals.

“BRC Companies” means, collectively, B. Riley and Co. Inc., a Delaware corporation, B. Riley & Co. Holdings, LLC, a Delaware limited liability company, and Riley Investment Management LLC, a Delaware limited liability company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“California Courts” means the state and federal courts sitting in the City of Los Angeles, California.

“Certificate of Sale” has the meaning set forth in Section 4.1(c).

“Closing” means the closing of the purchase by the Purchasers from the Company and sale by the Company to the Purchasers of the Shares pursuant to this Agreement on the Closing Date.

“Closing Date” means the second (2nd) Trading Day after the date on which the last to be satisfied or waived of the conditions set forth in Sections 5.1 and 5.2 (other than those to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived, or such later date as the Company and the Purchasers of at least a majority of the Shares to be purchased at the Closing shall mutually agree.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company Counsel” means Morrison & Foerster LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge, after due inquiry, of the officers of the Company who, as of the date hereof, have responsibility for the matter or matters that are the subject of the statement.

“Compliance Certificate” has the meaning set forth in Section 2.2(a)(vi).

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“Control” (including the terms “controlling”, “controlled” by or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Person” has the meaning set forth in Section 3.1(ii).

“Current Report” has the meaning set forth in Section 4.5.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disclosure Schedules” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 3.1(ii).

“DTC” has the meaning set forth in Section 4.1(c).

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“Escrow Agent” means U.S. Bank National Association.

“Escrow Agreement” means an escrow agreement, substantially in the form agreed by the parties thereto, by and among the Company, the Escrow Agent and each Purchaser, pursuant to which the Purchasers shall deposit their respective Subscription Amounts with the Escrow Agent on or prior to the Closing Date for transfer to the Company at the Closing pursuant to the terms of such escrow agreement and this Agreement.

“Evaluation Date” has the meaning set forth in Section 3.1(u).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Founder Indebtedness” has the meaning set forth in the Recitals.

“Founders” means, collectively, Andrew Gumaer and Harvey Yellen.

“GAAP” means U.S. generally accepted accounting principles, applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by U.S. generally accepted accounting principles.

“Indemnified Person” has the meaning set forth in Section 4.6(b).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Irrevocable Transfer Agent Instructions” has the meaning set forth in Section 4.1(d).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other similar restriction.

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“Material Adverse Effect” means a material adverse effect on the results of operations, assets, business or financial condition of the Company, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates provided that such effects are not borne disproportionately by the Company, or (ii) effects resulting from or relating to the announcement, disclosure or consummation of the sale of the Securities or other transactions contemplated by this Agreement, the BRC Acquisition Agreement or the Founder Repayment Agreements.

“Material Contract” means any contract of the Company that is required to be or has been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K (including, for purposes hereof, any contracts that are required to be filed as an exhibit to a Form 10) or that has been entered into and has been or would be required to be disclosed on a Current Report on Form 8-K.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Outside Date” means June 30, 2014.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on or quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTC Bulletin Board.

“Purchase Price” means $0.25 for each one (1) share of Common Stock, as of immediately prior to the Reverse Stock Split.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.6(a).

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Reverse Stock Split” means the reverse stock split of the Company’s issued and outstanding Common Stock, such that each twenty (20) issued and outstanding shares of Common Stock immediately prior to such reverse stock split shall combine and convert into one (1) issued and outstanding share of Common Stock immediately following such reverse stock split and any resulting fractional shares shall be rounded down to the nearest whole share.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(v).

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“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Stock Certificates” has the meaning set forth in Section 2.1(d).

“Subscription Amount” has the meaning set forth in Section 2.1(a).

“Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

“Trading Affiliates” has the meaning set forth in Section 3.2(h).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not listed on its Principal Trading Market, a day on which the Common Stock is quoted and traded on a Trading Market other than the Principal Trading Market; provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE-MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, or the OTC QB, OTC QX or “pink sheets” tier of the OTC Market Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices) on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Escrow Agreement, the annexes and exhibits attached hereto and thereto, the Irrevocable Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer and Trust Company, or any successor transfer agent for the Company.

Article 2

PURCHASE AND SALE

2.1           Closing.

(a)          Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Shares equal to: (i) (A) the aggregate purchase price for such Purchaser, as indicated below such Purchaser’s name on its signature page to this Agreement (the “Subscription Amount”), divided by (B) the Purchase Price, rounded down to the nearest whole Share, divided by (ii) such number of shares of Common Stock that will convert and combine into one (1) share of Common Stock in the Reverse Stock Split, rounded down to the nearest whole Share.

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(b)          Minimum and Maximum Subscription Amount. Notwithstanding anything to the contrary in this Agreement, the aggregate Subscription Amount to be paid by all Purchasers hereunder shall be (i) at least thirty-four million dollars ($34,000,000), and (ii) no more than fifty-two million dollars ($52,000,000).

(c)          Closing. The Closing of the purchase and sale of the Shares shall take place at the offices of Company Counsel, 12531 High Bluff Drive, Suite 100, San Diego, California on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(d)          Form of Payment. On the Closing Date, (i) each Purchaser shall wire (or shall have previously wired) its Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth as the “Aggregate Purchase Price (Subscription Amount)” below such Purchaser’s name on its signature page hereto by wire transfer to the Escrow Agent, for delivery to the Company as set forth in the Escrow Agreement, and (ii) the Company shall irrevocably instruct the Transfer Agent, pursuant to the Irrevocable Transfer Agent Instructions, to deliver to each Purchaser one or more stock certificates (the “Stock Certificates”), free and clear of all restrictive and other legends except as expressly provided in Section 4.1(b) hereof, evidencing the number of Shares such Purchaser is purchasing as calculated in accordance with Section 2.1(a) above.

2.2           Closing Deliveries.

(a)          On or prior to the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i)          this Agreement, duly executed by the Company;

(ii)         the Registration Rights Agreement, duly executed by the Company;

(iii)        the Escrow Agreement, duly executed by the Company;

(iv)        a copy of the duly executed Irrevocable Transfer Agent Instructions delivered to and acknowledged in writing by the Transfer Agent, relating to the issuance of the Stock Certificates to the Purchasers, each to be registered in the name provided by the applicable Purchaser as set forth on its signature page hereto, with all original Stock Certificates to be delivered to the respective delivery addresses provided by the Purchasers on their respective signature page hereto within three (3) Business Days following the Closing;

(v)         a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation, as amended, and bylaws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit D;

(vi)        a certificate (the “Compliance Certificate”), dated as of the Closing Date and signed by the Company’s Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit E; and

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(vii)       a legal opinion of Company Counsel dated as of the Closing Date and addressed to and in a form reasonably acceptable to the Purchasers.

(b)          On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company and/or the Escrow Agent, as applicable, the following (the “Purchaser Deliverables”):

(i)          to the Company, this Agreement, duly executed by such Purchaser;

(ii)         to the Company, the Registration Rights Agreement, duly executed by such Purchaser;

(iii)        to the Company and the Escrow Agent, the Escrow Agreement, duly executed by such Purchaser;

(iv)        to the Escrow Agent, its Subscription Amount, in United States dollars and in immediately available funds, by wire transfer to the account specified in the Escrow Agreement; and

(v)         to the Company, the Accredited Investor Questionnaire in the form attached hereto as Exhibit F, fully completed and duly executed by such Purchaser.

Article 3

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers, as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), that, except as disclosed in the SEC Reports and the disclosure schedules delivered by the Company hereunder (the “Disclosure Schedules”) and except for the transactions contemplated by this Agreement (including, without limitation, the Reverse Stock Split, the BRC Acquisition and the repayment of the Founder Indebtedness), which shall be deemed a part hereof and shall qualify any representations made by the Company herein to the extent of the applicable disclosure:

(a)          Subsidiaries. The Company has no direct or indirect Subsidiaries other than those formed in connection with the BRC Acquisition, which Subsidiaries have conducted no business or operations other than directly in connection with the BRC Acquisition.

(b)          Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not individually or in the aggregate, reasonably be expected to have, or result in, a Material Adverse Effect. Each of the Company’s Subsidiaries is an entity duly incorporated or organized, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation or organization, with the requisite corporate or limited liability company power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. None of the Company’s Subsidiaries is in violation of any of the provisions of its organizational documents. Each of the Company’s Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not individually or in the aggregate, reasonably be expected to have, or result in, a Material Adverse Effect.

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(c)          Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will, constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application or insofar as indemnification and contribution provisions may be limited by applicable law. There are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(d)          No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s certificate of incorporation or bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers in Sections 3.2(c) through (h) herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected), except in the case of clause (ii) and clause (iii) such as would not individually or in the aggregate, reasonably be expected to have, or result in, a Material Adverse Effect.

(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.5 of this Agreement and (vi) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

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(f)          Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens suffered or permitted by the Company, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in Sections 3.2(c) through (h) herein, the Shares will be issued in compliance with all applicable federal and state securities laws.

(g)          Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and, as of the date of this Agreement, has changed since the date set forth in the most recently filed of the SEC Reports only to reflect stock option exercises and warrant exercises. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as set forth in the SEC Reports: (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (ii) except for the Transaction Documents or the BRC Acquisition Agreement or as a result of the performance by the Company of the transactions contemplated thereby, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; (iii) except for the Founder Repayment Agreements, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company has no liabilities or obligations required to be disclosed in the SEC Reports (including, for purposes hereof, any liabilities that are required to be disclosed in a Form 10) but not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company’s businesses and which, individually or in the aggregate, do not or would not reasonably be expected to have or result in a Material Adverse Effect.

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(h)          SEC Reports. The Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding and including the date hereof (or such shorter period as the Company was required by law or regulation to file or furnish such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement, including the Disclosure Schedules hereto, the other Transaction Documents and certain disclosure materials prepared for the purpose of the transactions contemplated hereby and provided to each of the Purchasers prior to the date hereof, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing or furnishing and has filed or furnished any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable.

(i)          Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(j)          Tax Matters. The Company (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where the failure to so pay or file or set aside provisions for any such tax, assessment, charge or return would not individually or in the aggregate, reasonably be expected to have, or result in, a Material Adverse Effect.

(k)          Material Changes. Since the date of the latest financial statements included within the SEC Reports, except for the transactions contemplated by this Agreement (including the issuance of the Securities, the Reverse Stock Split, the BRC Acquisition and the repayment of the Founder Indebtedness) and except as specifically disclosed in the SEC Reports (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, or result in, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or to be disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Reports and (vi) there has not been any material change or amendment to, or any waiver of any material right under, any Material Contract under which the Company or any of its assets is bound or subject. Except for the transactions contemplated by this Agreement (including the issuance of the Securities, the Reverse Stock Split, the BRC Acquisition and the repayment of the Founder Indebtedness), no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed in the SEC Reports.

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(l)          Environmental Matters. To the Company’s Knowledge, the Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is not subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would reasonably be expected to have, or result in, a Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

(m)          Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (iv) would reasonably be expected to, if there were an unfavorable decision, have or result in a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(n)          Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would reasonably be expected to have, or result in, a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationship with its employees is good.

(o)          Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other Material Contract (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets and (iii) is not and has not been in violation of, or in receipt of notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each of (i), (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have, or result in, a Material Adverse Effect.

(p)          Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits has not had and would not reasonably be expected to have, or result in, a Material Adverse Effect (“Material Permits”), and (i) the Company has not received any notice of proceedings relating to the revocation or modification of any such Material Permits and (ii) the Company has no Knowledge of any facts or circumstances that the Company would reasonably expect to give rise to the revocation or modification of any Material Permits.

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(q)          Title to Assets. The Company does not own any real property. The Company has good and marketable title to all tangible personal property owned by it which is material to the business of the Company, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and except for Liens for the payment of federal, state or other taxes for which appropriate reserves have been made in accordance with GAAP and the payment of which is not delinquent or subject to penalties. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company.

(r)          Intellectual Property. The Company or its Subsidiaries owns, possesses, licenses or has other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology and other proprietary rights and processes (collectively, the “Intellectual Property”) necessary for the conduct of its businesses as now conducted and which the failure to so own, possess, license or have other rights to use would not reasonably be expected to have, or result in, a Material Adverse Effect. Except where any such violations or infringements would not reasonably be expected to have, or result in, a Material Adverse Effect, (i) the Company’s or its Subsidiaries’ use of any such Intellectual Property in the conduct of its business as presently conducted does not infringe upon the rights of any third parties; (ii) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s Knowledge, threatened Action challenging the Company’s rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s Knowledge, threatened Action challenging the validity or scope of any such Intellectual Property; and (v) there is no pending or, to the Company’s Knowledge, threatened Action that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(s)          Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent in the businesses and locations in which the Company is engaged. The Company has not received any notice of cancellation of any such insurance, nor does the Company have any Knowledge that it will be unable to renew its existing insurance coverage for the Company as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(t)          Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, except as contemplated by the Transaction Documents, the BRC Acquisition Agreement, the Founder Repayment Agreements or set forth in the SEC Reports.

(u)          Internal Accounting Controls. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have adversely materially affected, or are reasonably likely to adversely materially affect, the internal control over financial reporting of the Company.

(v)         Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.

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(w)          Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(x)          Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Sections 3.2(c) though (h) herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents.

(y)          Registration Rights. Other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(z)          No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

(aa)         No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Sections 3.2(c) through (h) herein, neither the Company nor any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)         Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(cc)         Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(dd)         Application of Takeover Protections; Rights Agreements. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable now and in the future any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s organizational documents or the laws of the State of Delaware (including but not limited to Section 203 of the Delaware General Corporate Law) that is or could reasonably be expected to become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

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(ee)         Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Reports (including, for purposes hereof, any that are required to be disclosed in a Form 10) and is not so disclosed or that otherwise would reasonably be expected to have, or result in, a Material Adverse Effect.

(ff)         Acknowledgment Regarding the Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.

(gg)         Foreign Corrupt Practices. Neither the Company, nor to the Company’s Knowledge, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(hh)         Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(ii)         No Disqualification Event. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Person, with respect to the Company, listed in the first paragraph of Rule 506(d)(1) (a “Covered Person”). The Company has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event.

(jj)         DTC Eligibility. The Company’s Transfer Agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Fast Automated Securities Transfer Program.

(kk)         No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specifically specified in the Transaction Documents. The Company further acknowledges and agrees that such agreements or understandings shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

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3.2           Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)          Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the corporate, partnership, limited liability company or other similar power and authority, or is a natural person with the legal capacity, in each case requisite to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or other applicable like action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application or insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          No Conflicts. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)          Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

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(d)          Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)          General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)          Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)          Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents (as qualified by the Disclosure Materials). Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h)          Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor, to the knowledge of such Purchaser, any Affiliate of such Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities and (iii) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager(s) that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transactions contemplated hereby (including the existence and terms of such transactions). Notwithstanding the foregoing, and except as otherwise provided in Section 4.9, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the effectiveness of the Registration Statement as described in Section 4.9.

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(i)          Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(j)          Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(k)          Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(l)            No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)          Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers.

(n)          Residency. Such Purchaser’s principal executive offices are in the jurisdiction set forth immediately below such Purchaser’s name on the applicable signature page attached hereto.

(o)          Trading Market. Such Purchaser acknowledges that the Securities are quoted over-the-counter, and that no securities issued by the Company are listed on a national securities exchange.

3.3           No Other Representations. The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

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Article 4

OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)          Compliance with Laws. Notwithstanding any other provision of the Transaction Documents, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate of a Purchaser, (iv) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule) or Rule 144A, (v) pursuant to Rule 144 without the requirement that the Company be in compliance with the current public information requirements of Rule 144 and without other restriction following the applicable holding period or (vi) in connection with a bona fide pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)          Legends. Certificates evidencing the Securities shall bear any legend as required by the “Blue Sky” laws of any state and a restrictive legend in substantially the following form until such time as they are not required under Section 4.1(c) (and a stock transfer order may be placed against transfer of the certificates for the Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

In addition, if any Purchaser is an Affiliate of the Company, certificates evidencing the Securities issued to such Purchaser shall bear a customary “affiliates” legend.

(c)          Removal of Legends. Subject to the Company’s right to request an opinion of counsel as set forth in Section 4.1(a), the legend set forth in Section 4.1(b) above shall be removable and the Company shall issue or cause to be issued a certificate without such legend or any other legend (except for any “affiliates” legend as set forth in Section 4.1(b)) to the holder of the applicable Shares or issue or cause to be issued to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”) as provided in this Section 4.1(c), if (i) such Securities are sold pursuant to an effective Registration Statement (and while such Registration Statement is effective) and the Purchaser has delivered a signed and completed Certificate of Subsequent Sale in substantially the form of Exhibit G attached hereto (the “Certificate of Sale”) with respect to such Securities, (ii) such Securities are sold or transferred in compliance with Rule 144, including without limitation in compliance with the current public information requirements of Rule 144 if applicable to the Company at the time of such sale or transfer, and the holder and its broker have delivered customary documents reasonably requested by the Transfer Agent and/or counsel to the Company in connection with such sale or transfer, or (iii) such Securities are eligible for sale under Rule 144 without the requirement that the Company be in compliance with the current public information requirements of Rule 144 and without other restriction and counsel to the Company has provided written confirmation of such eligibility to the Transfer Agent (and the Company shall so direct its counsel to provide such confirmation). Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the removal of such legend shall be borne by the Company. Following such time as a legend is no longer required for certain Securities, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with concurrent notice and delivery of copies to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, and together with such other customary documents as the Transfer Agent and/or counsel to the Company shall reasonably request), deliver or cause to be delivered to the transferee of such Purchaser or such Purchaser, as applicable, a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchasers, as applicable, by crediting the account of the transferee’s Purchaser’s prime broker with DTC.

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(d)          Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to its Transfer Agent, and any subsequent Transfer Agent, in the form of Exhibit H attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions or instructions consistent therewith or otherwise contemplated hereby or thereby or by the other Transaction Documents or such other documents as the Transfer Agent may request in connection with any such instructions will be given by the Company to its Transfer Agent in connection with this Agreement, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in and subject to the terms of this Agreement, the other Transaction Documents and applicable law.

(e)          Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. While the Registration Statement remains effective, each Purchaser hereunder may sell the Shares in accordance with the plan of distribution contained in the Registration Statement and, if it does so, it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Each Purchaser acknowledges that the delivery of the Irrevocable Transfer Agent Instructions and any removal of any legends from certificates representing the Shares as set forth in this Section 4.1 is predicated on the Company’s reliance upon the Purchaser’s acknowledgement in this Section 4.1(e).

4.2           Furnishing of Information. In order to enable the Purchasers to sell the Securities under Rule 144 of the Securities Act, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or would otherwise permit such termination.

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4.3           Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser who requests a copy in writing promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), which, subject to the accuracy of the Company’s and the Purchaser’s representations and warranties set forth herein, shall consist of the submission of all filings and reports relating to the offer and sale of the Securities pursuant to Rule 506 of Regulation D required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date, and shall provide evidence of any such action so taken to the Purchasers who request in writing such evidence.

4.4           No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that the Affiliates of the Company shall not, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5           Securities Laws Disclosure; Publicity. Not later than 9:00 a.m. New York City time on the first Business Day following the date hereof, the Company will file with the Commission a Current Report on Form 8-K (the “Current Report”) describing the terms of the Transaction Documents, the BRC Acquisition, the Founder Repayment Agreements and the Reverse Stock Split.

4.6           Indemnification.

(a)          Indemnification of the Purchasers. In addition to the indemnity provided in the Registration Rights Agreement, subject to this Section 4.6, the Company will defend, protect and indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, direct or indirect investors and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees or direct or indirect investors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Person (each, a “Purchaser Party”) harmless from any and all actions, causes of action, suits, claims, costs, penalties, fees, losses, liabilities, deficiencies or damages incurred by a Purchaser Party, including all reasonable attorneys’ fees and costs that any such Purchaser Party may incur, that are as a result of, or arising out of, or relating to (a) the Company’s breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (b) any cause of action, suit or claim brought or made against such Purchaser Party by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) and arising out of or resulting from (i) the Company’s execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction by the Company financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure properly made by such Purchaser pursuant to Section 4.9(b) or (iv) the status of such Purchaser or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Notwithstanding the foregoing, the Company will not be liable to any Purchaser Party under this Agreement to the extent that a loss, damage or liability is attributable to such Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

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(b)          Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.6(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and the assumption of the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person and counsel to the Company, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.7           Listing of Securities. In the time and manner as may be required by the Principal Trading Market, if applicable, the Company shall prepare and file with such Trading Market any additional shares listing application that may be required by such Trading Market covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to maintain, so long as any other shares of Common Stock shall be so listed, such listing.

4.8           Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder (i) first, to repay the Founder Indebtedness pursuant to the Founder Repayment Agreements, and (ii) second, for working capital and general corporate purposes.

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4.9           Disclosure of Material Information; Dispositions and Confidentiality After The Date Hereof.

(a)          Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any of its Trading Affiliates nor any other Person acting on its behalf of pursuant to any understanding with it will effect or agree to effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Current Report. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Current Report, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenants set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. The Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Current Report, (ii) no Purchaser shall be restricted or prohibited hereby from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Current Report and (iii) except as expressly set forth in the Transaction Documents or another agreement with the Company, no Purchaser that is not, as of the date of this Agreement or hereafter, an employee of the Company or any of the BRC Companies shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the Current Report.

(b)          The Company covenants and agrees that neither it nor any other person or entity acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material, non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall publicly disclose any material, non-public information that is disclosed in breach of this Section 4.9(b) in a Current Report on Form 8-K within one (1) Business Day following the date that it discloses such information to any Purchaser or such earlier time as may be required by Regulation FD promulgated under the Securities Act or other applicable law. Notwithstanding the foregoing, this Section 4.9(b) shall not apply to (i) any Purchaser that is, as of the date of this Agreement or hereafter, an employee of the Company or any of the BRC Companies, or (ii) any material, non-public information that is disclosed by the Company to the Purchasers prior to the public announcement thereof in compliance with the provisions of the Registration Rights Agreement.

(c)          No Purchaser shall be deemed to have any obligation of confidentiality with respect to (i) any non-public information of the Company deliberately disclosed to such Purchaser in breach of Section 4.9(b) (whether or not the Company files a Current Report on Form 8-K as provided in Section 4.9(b)), (ii) the fact that any Purchaser has exercised any of its rights and/or remedies under the Transaction Documents or (iii) any information obtained by any Purchaser as a result of exercising any of its rights and/or remedies under the Transaction Documents. In addition, no Purchaser shall be deemed to be in breach of any duty to the Company and/or to have misappropriated any non-public information of the Company if such Purchaser engages in transactions of securities of the Company, including, without limitation, any hedging transactions, Short Sales or any derivative transactions based on securities of the Company while in possession of such non-public information. Notwithstanding the foregoing, this Section 4.9(b) shall not apply to (i) any Purchaser that is, as of the date of this Agreement or hereafter, an employee of the Company or any of the BRC Companies, or (ii) any non-public information that is disclosed by the Company to the Purchasers prior to the public announcement thereof in compliance with the provisions of the Registration Rights Agreement.

(d)          Any Current Report on Form 8-K, including all exhibits thereto, filed by the Company pursuant to Section 4.9(b) shall be subject to prior review and comment by the applicable Purchasers.

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(e)          From and after the filing of the Current Report pursuant to Section 4.5 with the Commission, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in such Current Report filed pursuant to Section 4.5.

4.10         Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Purchasers in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Purchasers shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company, at the applicable Purchaser’s expense hereby agrees to execute and deliver such documentation as the Purchasers may reasonably request in connection with a pledge of the Securities by the Purchasers.

4.11         Conduct of Business. The business of the Company and the Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not reasonable be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

4.12         Amendment to BRC Acquisition Agreement and Founder Repayment Agreements. The Company shall not, and shall cause its Subsidiaries not to, (i) amend any provision of the BRC Acquisition Agreement without written notice thereof to the Purchasers within one (1) Business Day after the date of such amendment, or (ii) materially amend the BRC Acquisition Agreement or amend any provision of any Founder Repayment Agreement without the prior written consent of Purchasers holding or having the right to acquire at least a majority of the Shares to be purchased at the Closing or then outstanding; provided that any consent provided pursuant to clause (ii) of this Section 4.12 shall include the prior written consent of the following Purchasers: Elliott Associates, L.P. and Elliott International, L.P.

4.13         Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing, of (i) any Disqualification Event relating to any Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Covered Person.

Article 5

CONDITIONS PRECEDENT TO CLOSING

5.1           Conditions Precedent to the Obligations of the Purchasers to Purchase Securities at the Closing. The obligation of each Purchaser to acquire Securities at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a different specified date.

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(b)          Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)          Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities at the Closing (including all Required Approvals, except for those set forth in clauses (i), (ii), (iii) and (v) of Section 3.1(e), which may be obtained after the Closing), all of which shall be and remain so long as necessary in full force and effect.

(e)          No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary or any Purchaser, or any of the officers, directors or affiliates of the Company or any Subsidiary or any Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)          No Suspensions of Trading in Common Stock. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Principal Trading Market.

(g)          Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(h)          Escrow Agreement. The Escrow Agent shall have duly executed and delivered the Escrow Agreement.

(i)          Completion of Reverse Stock Split. The Reverse Stock Split shall have been completed.

(j)          Minimum and Maximum Subscription Amount. At the Closing, the Company shall raise gross proceeds pursuant to the issuance and sale of Shares under this Agreement of (i) at least thirty-four million dollars ($34,000,000), and (ii) no more than fifty-two million dollars ($52,000,000).

(k)          Founder Indebtedness. The Founder Repayment Agreements shall have been executed and delivered by the Company and each of the Founders and shall not have been terminated or amended and all conditions to the consummation of the transactions contemplated thereby (except solely for the payment of the Founder Indebtedness, which shall be made after the Closing in accordance with the provisions of the Founder Repayment Agreements) shall have been satisfied or waived.

(l)          BRC Acquisition. The BRC Acquisition Agreement shall have been executed and delivered by the Company, each of the BRC Companies and each of the other parties thereto and shall not have been terminated or amended in contravention of Section 4.12 of this Agreement.

(m)          Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

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5.2           Conditions Precedent to the Obligations of the Company to sell Securities at the Closing. The Company’s obligation to sell and issue the Securities to each Purchaser at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)          Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a different specified date.

(b)          Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)          Purchaser Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(e)          Escrow Agreement. The Escrow Agent shall have duly executed and delivered the Escrow Agreement.

(f)          Completion of the Reverse Stock Split. The Reverse Stock Split shall have been completed.

(g)          Minimum and Maximum Subscription Amount. At the Closing, the Company shall raise gross proceeds pursuant to the issuance and sale of Shares under this Agreement of (i) at least thirty-four million dollars ($34,000,000), and (ii) no more than fifty-two million dollars ($52,000,000).

(h)          Founder Indebtedness. The Founder Repayment Agreements shall have been executed and delivered by each of the Founders and shall not have been terminated and all conditions to the consummation of the transactions contemplated thereby (except solely for the payment of the Founder Indebtedness, which shall be made after the Closing in accordance with the provisions of the Founder Repayment Agreements) shall have been satisfied or waived.

(i)          BRC Acquisition. The BRC Acquisition Agreement shall have been executed and delivered by, each of the BRC Companies and each of the other parties thereto and shall not have been terminated.

(j)          Material Adverse Effect. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in a Material Adverse Effect.

(k)          Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

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Article 6

MISCELLANEOUS

6.1           Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, the Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers. Notwithstanding the foregoing, at the Closing, the Company shall reimburse each Purchaser whose Subscription Amount hereunder is $9,500,000 or more the non-accountable sum of $15,000 for its legal fees and expenses, which amount shall be withheld by each such Purchaser from its Subscription Amount delivered at the Closing; provided, that for the purposes of the reimbursement pursuant to this Section 6.1 only, Purchasers who are Affiliates of each other shall be treated as a single Purchaser for both the calculation of the aggregate Subscription Amount and the payment of the reimbursement.

6.2           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter thereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows (or such other address as may be designated in writing hereafter, in the manner set forth in this Section 6.3, by the applicable Person):

If to the Company:	Great American Group, Inc.

21860 Burbank Boulevard, Suite 300 South

Woodland Hills, California 91367

Telephone No.: (818) 884-3737

Facsimile No.: (818) 884-2976

Attention: Chief Executive Officer

With a copy to:	Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone No.: (858) 720-5100

Facsimile No.: (858) 523-5941

Attention: Scott M. Stanton

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If to a Purchaser:	To the address set forth under such Purchaser’s name on its signature page hereof

6.4           Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding or having the right to acquire at least a majority of the Shares to be purchased at the Closing or then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, if any Purchaser is materially adversely affected by such waiver or amendment, such waiver or amendment shall not be effective without the written consent of the adversely affected Purchaser. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Securities.

6.5           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6           Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers (other than by merger or consolidation or to an entity which acquires the Company, including by way of acquiring all or substantially all of the Company’s assets). Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7           No Third-Party Beneficiaries. Except as otherwise set forth in this Agreement, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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6.8           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the California Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such California Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9           Survival. The representations and warranties and all agreements and covenants of any party contained herein shall survive for the applicable statute of limitations.

6.10         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.11         Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor and achieves that same or substantially the same effect or result, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith, and shall in no event be required to post any bond in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

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6.14         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15         Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, other than as contemplated hereby in connection with the Reverse Stock Split, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.16         Independent Nature of the Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company’s obligations to each Purchaser under this Agreement and the other Transaction Documents are identical to its obligations to each other Purchaser other than such differences resulting solely from the number of Securities purchased by such Purchaser.

6.17         Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only), upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.17 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.17 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

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6.18         Waiver of Conflicts. Each Purchaser acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement. Each Purchaser understands that the Company has been represented in the preparation, negotiation and execution of this Agreement by Morrison & Foerster LLP, Company Counsel, and that Morrison & Foerster LLP has not represented any Purchaser or any stockholder, director or employee of the Company in the preparation, negotiation and execution of this Agreement. Each Purchaser acknowledges that Morrison & Foerster LLP may have in the past represented and may now or may in the future represent one or more Purchasers or their Affiliates in matters unrelated to the transactions contemplated by this Agreement, including the representation of such Purchasers or their Affiliates in matters of a nature similar to those contemplated by this Agreement. The Company and each Purchaser hereby acknowledge that they have has had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and hereby waives any conflict arising out of such representation with respect to the matters contemplated by this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

30

In Witness Whereof, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

GREAT AMERICAN GROUP, INC.

By:	/s/ Andrew Gumaer
Name:	Andrew Gumaer
Title:	Chief Executive Officer

In Witness Whereof, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

NAME OF PURCHASER (exact name in which the Securities will be registered, which will appear on the Stock Certificate(s)):

By:
Name:
Title:

Aggregate Purchase Price
(Subscription Amount): $

Number of Shares to be Purchased
(after Reverse Stock Split):

Social Security/Tax ID No.:

Address for Notice:

Telephone No.:

Facsimile No.:

Attention:

Delivery Instructions for Stock Certificate:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

ANNEX A: Schedule of Purchasers

EXHIBITS:

A:	Form of Registration Rights Agreement
B:	Form of BRC Acquisition Agreement
C:	Form of Founder Repayment Agreements
D:	Form of Secretary’s Certificate
E:	Form of Compliance Certificate
F:	Accredited Investor Questionnaire
G:	Form of Certificate of Subsequent Sale
H:	Form of Irrevocable Transfer Agent Instructions

ANNEX A

SCHEDULE OF PURCHASERS

Name of Purchaser	No. of Shares to be Purchased (after Reverse Stock Split)	Aggregate Purchase Price (Subscription Amount)
Elliott International, L.P.	1,315,400	$6,577,000
Elliott Associates, L.P.	684,600	$3,423,000
Lloyd I. Miller III	600,000	$3,000,000
Lloyd I. Miller Trust A-4	500,000	$2,500,000
MILFAM II L.P.	600,000	$3,000,000
Susan F. Miller	200,000	$1,000,000
Marli B. Miller Managed Custody	100,000	$500,000
DJ Fund Investments LLC: Series E	2,000,000	$10,000,000
Nokomis Capital Master Fund, L.P.	1,200,000	$6,000,000
Dialectic Antithesis Partners, LP	325,149	$1,625,747
Dialectic Capital Partners, LP	133,890	$669,448
Dialectic Offshore, Ltd.	340,961	$1,704,805
Anthony Tang	600,000	$3,000,000
Robert & Patti Living Trust	200,000	$1,000,000
Robert Antin Children Irrevocable Trust	200,000	$1,000,000
Riley Family Trust dtd 6/20/89 modified 4/29/94, 8/31/2000 and 1/25/07	200,000	$1,000,000
Robert D'Agostino	75,000	$375,000
Andrew Gumaer	336,000	$1,680,000
Scott Keith Carpenter	42,800	$214,000
Phillip J. Ahn	15,000	$75,000
Lester Myron Friedman	15,000	$75,000
Harold J. Bordwin	15,000	$75,000
Hugh Hilton	10,000	$50,000
Matthew J. Hart	10,000	$50,000
Howard Weitzman	2,500	$12,500
HRSW Associates 401(k) Profit Sharing Plan	7,500	$37,500
Matthew Bordwin	10,000	$50,000
Mark P. Naughton	5,000	$25,000
NJC Inc. Defined Benefit Plan	80,000	$400,000
John Ahn	68,800	$344,000
Andrew Moore	55,000	$275,000
Mark Rice	40,000	$200,000
Richard Waks	40,000	$200,000
Kathleen Wilson Baker	40,000	$200,000
Eric B. Rajewski	26,000	$130,000
Craig A. Ellis	25,000	$125,000
Jason Miller Buttles	20,000	$100,000
Knut Grevle	20,000	$100,000
Ryan Bernath	20,000	$100,000
Mike Crawford	20,000	$100,000
Jeffrey Van Sinderen	20,000	$100,000
Kenneth W. Tang	12,000	$60,000
Gregory E. and Patricia A. Presson	10,000	$50,000
Ian Corydon	10,000	$50,000
Michael C. Munck	8,700	$43,500
Nicholas John Capuano	6,000	$30,000
Michael R. McCoy	4,000	$20,000
Michael Frank	4,000	$20,000
Robert Drust	4,000	$20,000
Allison Petchenick	3,000	$15,000
Michael J. Lowell	3,000	$15,000
Brian Yellen	4,000	$20,000
Christopher Ankley	2,000	$10,000
TOTAL	10,289,300	$51,446,500

EXHIBIT A

Form of Registration Rights Agreement

[ATTACHED]

EXHIBIT B

Form of BRC ACQUISITION AGREEMENT

[ATTACHED]

EXHIBIT C

Form of FOUNDER REPAYMENT Agreements

[ATTACHED]

EXHIBIT D

Form of Secretary’s Certificate

Date: [_________], 2014

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Great American Group, Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of May 19, 2014, by and among the Company and the Purchasers party thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.          Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on, or by unanimous written consent dated, May 18, 2014. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.          Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.          Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.          Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Andrew Gumaer	Chief Executive Officer

Phillip J. Ahn	Chief Operating Officer, Chief Financial Officer

In Witness Whereof, the undersigned has executed this Secretary’s Certificate as of the date first written above.

Mark Naughton
Secretary

I, Andrew Gumaer, Chief Executive Officer of the Company, hereby certify that Mark Naughton is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Andrew Gumaer
Chief Executive Officer

Exhibit A

Resolutions

Exhibit B

Certificate of Incorporation

Exhibit C

Bylaws

EXHIBIT E

Form of COMPLIANCE Certificate

Date: [_________], 2014

The undersigned Chief Executive Officer of Great American Group, Inc., a Delaware corporation (the “Company”), pursuant to Section 2.2(a)(vi) of the Securities Purchase Agreement, dated as of May 19, 2014, by and among the Company and the Purchasers signatory thereto (the “Agreement”), hereby certifies to such Purchasers as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement):

1.          The representations and warranties of the Company contained in the Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties are true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a different specified date.

2.          The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

In Witness Whereof, the undersigned has executed this Compliance Certificate as of the date first written above.

Andrew Gumaer
Chief Executive Officer

EXHIBIT f

ACCREDITED INVESTOR QUESTIONNAIRE

To: Great American Group, Inc.

This Accredited Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of the common stock, par value $0.0001 per share (collectively, the “Securities”), of Great American Group, Inc., a Delaware corporation (the “Corporation”). The Securities are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security, and the Corporation may never offer to issue any securities to you. Your answers will be kept strictly confidential, and by completing, signing and returning this Questionnaire you are not making any binding commitment to the Corporation with respect to the Securities or otherwise. However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A.	BACKGROUND INFORMATION

Name of Prospective Investor in the Securities:

Social Security or Taxpayer Identification No.

If a corporation, partnership, limited liability company, trust or other entity:

Business Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (___)

Facsimile Number: (___)

Name of Contact Person:

Email Address of Contact Person:

Type of entity and Nature of Business:

State of formation:

Approximate Date of formation:

Set forth in the space provided below the (i) state(s), if any, in the United States in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, and (ii) state(s), if any, in which you pay income taxes:

Were you formed for the purpose of investing in the securities being offered?

Yes ___	No ___

If an individual:

Residence Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (___)

Facsimile Number: (___)

Name of Contact Person:

Email Address of Contact Person:

Age: ___________    Citizenship: _______________    Where registered to vote: _____________

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Current Occupation (if retired, state most recent occupation):

Name of Current Employer:

F-2

Duration of Current Employment:

Are you a director or executive officer of the Corporation?

Yes ___	No ___

Describe any pre-existing personal or business relationship you have with the Company or any of its officers or directors or any other prospective investor in the Securities:

PART B. ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each of the below categories that describes you as a potential investor of the Securities of the Company.

___	(1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

___	(2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

___	(3)	An insurance company as defined in Section 2(a)(13) of the Securities Act;

___	(4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such act;

___	(5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___	(6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

___	(7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___	(8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___	(9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

F-3

___	(10)	An executive officer or director of the Company;

___	(11)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (for purposes of this calculation, net worth is the excess of total assets at fair market value, including homes (subject to the further description below), automobiles and personal property, over total liability; provided that you should not include your primary residence as an asset, and you should not include as a liability indebtedness that is secured by your primary residence that is not in excess of the fair market value of your primary residence (except that if the amount of such indebtedness outstanding at the time of sale of the Securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability));

___	(12)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years (in each case including foreign income, tax exempt income and the full amount of capital gains and losses, but excluding any income of other family members and any unrealized capital appreciation), and has a reasonable expectation of reaching the same income level in the current year;

___	(13)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

___	(14)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

(Continue any of the responses in this Questionnaire on a separate piece of paper, if necessary.)

* * * * *

F-4

A.	FOR EXECUTION BY AN INDIVIDUAL:

Date ________________	By:

Print Name:

B.	FOR EXECUTION BY AN ENTITY:

Entity Name:

Date ________________	By

Print Name:

Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

Date ________________	By

Print Name:

Title:

Entity Name:

Date ________________	By

Print Name:

Title:

F-5

EXHIBIT G

FORM OF CERTIFICATE OF SUBSEQUENT SALE

To:	Great American Group, Inc.	Continental Stock Transfer and Trust Company
	21860 Burbank Boulevard, Suite 300 South	Transfer Agent and Registrar
	Woodland Hills, California 91367	[_________]
	Telephone No.: (818) 884-3737	[_________]
	Facsimile No.: (818) 884-2976	Attention: [_________]
Attention: Chief Executive Officer

Copy to:	Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, California 92130
Telephone No.: (858) 720-5100
Facsimile No.: (858) 523-5941
Attention: Scott M. Stanton

The undersigned, the selling stockholder or an officer or other duly authorized person of the selling stockholder, hereby certifies that [insert name of selling stockholder, as it appears on the applicable stock certificate] _____________________________ has sold [insert number of shares sold] _____________________ shares of the Common Stock of Great American Group, Inc., a Delaware corporation (the “Company”), and that such shares were sold on [insert date of sale] __________________ in accordance with the registration statement on Form S-1 with file number [insert file number of effective registration statement] __________________, including without limitation the “Plan of Distribution” set forth in such registration statement, and that such selling stockholder has delivered a current prospectus in connection with such sale, provided, however, that if Rule 172 under the Securities Act of 1933, as amended, is then in effect, such selling stockholder has confirmed that a current prospectus is deemed to be delivered in connection with such sale. The undersigned selling stockholder is familiar with the requirements of the Securities Act of 1933, as amended, and agrees that, in connection with the matters described herein, the Company, its transfer agent and their respective counsels are relying on the statements made herein. Such respective legal counsels may rely on such statements as if this letter were addressed to them. The undersigned selling stockholder understands that any certificates or book entry positions for the balance of shares of the Company’s Common Stock registered for resale pursuant to the registration statement named herein and not sold in the transaction described above shall continue to bear any such restrictive legend(s) as currently appear on such certificates or book entry positions.

Name of selling stockholder:

Name of individual representing selling
stockholder (if an institution):

Title of individual representing selling
stockholder (if an institution):

Signature:

EXHIBIT H

Form of Irrevocable Transfer Agent Instructions

As of [_________], 2014

Continental Stock Transfer and Trust Company
Transfer Agent and Registrar
[_________]

[_________]

Attn: [_________]

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of May 19, 2014 (the “Agreement”), by and among Great American Group, Inc., a Delaware corporation (the “Company”), and the purchasers named on the signature pages thereto (collectively, and including permitted transferees, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Shares”) of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”).

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any, to (i) issue, promptly following the date hereof, certificates representing the Shares bearing the restrictive legend set forth in this letter, in the names of the Holders and the number of Shares as set forth in the attachments delivered to you with this letter, and to deliver such certificates within three (3) business days after the date hereof to the address for each such Holder as set forth on such attachments delivered herewith, and (ii) issue certificates representing shares of Common Stock upon transfer or resale of the Shares, which certificates shall or shall not bear the restrictive legend set forth in this letter pursuant to the instructions in the paragraphs below.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that a registration statement covering resales of the Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a copy of such registration statement and a completed and signed Certificate of Subsequent Sale in the form attached hereto and any other documents reasonably requested by you from the applicable Holder with respect to a sale pursuant to such effective registration statement (and provided that you have not received written instruction from the Company or its legal counsel that such registration statement has been suspended or is no longer effective), (b) written confirmation from the Company’s legal counsel that the Shares are eligible for sale in conformity with Rule 144 under the Securities Act (“Rule 144”) and customary documentation from a Holder and its broker with respect to a sale pursuant to Rule 144 (other than an opinion, which will be provided by the Company’s legal counsel if reasonably requested), or (c) written confirmation from the Company’s legal counsel that the Shares are eligible for sale under Rule 144 without the requirement that the Company be in compliance with the current public information requirements of Rule 144 and without other restriction in conformity with Rule 144, then, unless otherwise required by law, as promptly as practicable and within three (3) business days of your receipt of a written request from a Holder for delegended certificates or book-entry positions representing the Shares, you shall issue such certificates or book entry positions representing the Shares in the names provided by such Holder and deliver them to the address or balance account at The Depository Trust Company, as applicable, provided by such Holder, and such certificates or book entry positions shall not bear any legend restricting transfer of the Shares thereby and should not be subject to any stop-transfer restriction.

All certificates representing the Shares issued pursuant to the instruction set forth in clause (i) of the second paragraph of this letter shall bear the following legend (and, solely to the extent instructed to you by the Company or its legal counsel, a customary “affiliates” legend), and, if you have not received the documentation required pursuant to clause (a), (b) or (c) of the immediately preceding paragraph, then the certificates representing any shares of Common Stock issued pursuant to the instruction set forth in clause (ii) of the second paragraph of this letter shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

GREAT AMERICAN GROUP, INC.

By:

Name:	Andrew Gumaer

Title:	Chief Executive Officer

Acknowledged and Agreed:

Continental Stock Transfer and Trust Company

By:
Name:
Title:
Date: